Execution TAX CREDIT PURCHASE AGREEMENT by and between , a North Dakota banking corporation, as Transferee and Highwater Ethanol, LLC, a Minnesota limited liability company, as Transferor Dated May 29, 2026 [***] Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

TAX CREDIT PURCHASE AGREEMENT This TAX CREDIT PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 29, 2026 (the “Effective Date”), by and between , a North Dakota banking corporation (“Transferee”), and Highwater Ethanol, LLC, a Minnesota limited liability company (“Transferor,” and together with Transferee collectively, the “Parties” and each, a “Party”). RECITALS WHEREAS, Transferor is the owner of an ethanol production facility located in Lamberton, Minnesota (the “Facility”). The Facility is expected to qualify for Tax Credits available pursuant to Section 45Z of the Code (as such terms are hereinafter defined); WHEREAS, the Facility is expected to produce clean fuel production credits pursuant to Section 45Z of the Internal Revenue Code of 1986, as amended (the “Code”), generated by the Facility during the Production Period (defined below) to be transferred, conveyed or sold from Transferor to Transferee and, following such transfer, so transferred, conveyed or sold, on the terms and subject to the conditions set forth herein (such credits, the “Tax Credits”); WHEREAS, Section 45Z(a) of the Code provides for clean fuel production tax credits for the taxpayer that owns for U.S. federal income tax purposes, a “qualified facility” (as such term is defined in Section 45Z(d)(4) of the Code) that produces and sells “transportation fuel” (within the meaning of Section 45Z(d)(5) of the Code) during a taxable year; and WHEREAS, Transferor wishes to sell and Transferee wishes to buy 100% of the Tax Credits available with respect to the Facility in accordance with Section 6418 of the Code and on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of their mutual covenants herein and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereby agree as follows: ARTICLE 1 DEFINITIONS AND RULES OF INTERPRETATION 1.1 Definitions. As used herein, including in the recitals hereto, the following terms have the following meanings: “Affiliate” means any Person directly or indirectly Controlling, Controlled by or under common Control with another Person. For the purposes of this definition, “Control” (including the correlative terms “Controlling” and “Controlled”) means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and specifically with respect to a corporation, partnership or limited liability company, means direct or indirect ownership of more than fifty percent (50%) of the voting securities in such corporation or of the voting interest in a partnership or limited liability company. [***]

2 -Highwater 45Z Tax Credit Purchase Agreement “Agreement” has the meaning set forth in the preamble. “Audit” means any audit, examination, contest, litigation or other proceeding with or against any taxing authority arising from or relating to the Tax Credits, including any challenges of Transferee’s to claim or receive the Tax Credits or of Transferor’s right to sell or transfer the Tax Credits. “Business Day” means any calendar day other than a Saturday, Sunday or other calendar day on which banks are authorized to be closed in observance of federal holidays. “Change in Tax Law” means (a) any change in or amendment to the Code or other federal income tax law, (b) any issuance, promulgation and/or change in, or of, any Treasury Regulations, (c) any decision by the United States Tax Court, the United States Court of Federal Claims, a United States District Court, a United States Court of Appeals, or United States Supreme Court that applies, advances or articulates a new or different interpretation or analysis of the federal income tax law, or (d) any generally applicable Guidance, advice, statement, notice, announcement, proclamation, revenue ruling, or revenue procedure issued by the IRS that applies to taxpayers generally rather than to a specific taxpayer and that applies, advances or articulates a new or different interpretation or analysis of the federal income tax law, in each case, that (i) is reasonably likely to limit, restrict, reduce, or disallow the transfer of the Tax Credits, (ii) creates a reasonable likelihood or a material risk that the Tax Credits will not be allowed or will be reduced or recaptured, (iii) adversely affects the federal income tax treatment of the tax credit sale or the Tax Credits or (iv) is otherwise expected to have a material adverse effect on Transferor, Transferee, or the Facility with respect to Transferee’s purchase of the Tax Credits; provided, the issuance of final Treasury Regulations shall not constitute a Change in Tax Law to the extent such final Treasury Regulations adopt the provisions of previously issued proposed Treasury Regulations addressing the same subject matter. “Code” has the meaning given in the recitals. “Effective Date” has the meaning given in the preamble. “Emissions Rate” has the meaning given in Section 45Z(b)(1)(B) of the Code. “Facility” has the meaning given in the recitals. “Guidance” means any written guidance issued, promulgated or published by the United States Department of the Treasury (including the IRS) or any other U.S. federal agency that in significant part addresses transfers of the Tax Credits or other federal tax credits under Section 6418 of the Code, including but not limited to Treasury Regulation Sections 1.6418-1 through 1.6418-5 and any additional Treasury Regulation. “IRS” means the Internal Revenue Service. “Lien” means any lien, security interest, mortgage, hypothecation, encumbrance or other restriction on title or a property, or any other, interest. [***]

3 -Highwater 45Z Tax Credit Purchase Agreement “Party” and “Parties” have the meaning given in the preamble. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority, or other entity. “Production Period” means the calendar year of 2025. “Production Report” has the meaning set forth in Section 2.1(g). “Purchase Price” means an amount equal to the Tax Credits multiplied by the Purchase Price Ratio. “Purchase Price Ratio” means of the amount of the Tax Credits. “PWA Requirements” means the prevailing wage and apprenticeship requirements set forth in Code Section 45Z(f)(6) and Section 45Z(f)(7). “Tax Credit Policy” means that certain Tax Insurance Policy for Project Highwater with Reference # RTR26TX757290 by Ryan Transactional Risk. “Tax Credits” has the meaning set forth in the recitals. “Transfer Election Statement” means the transfer election statement required by Treasury Regulations Section 1.6418-2(b)(5) and substantially in the form of IRS Form 3800, Schedule A. “Transfer Taxes” means any non-income transfer, sales, use, documentary, stamp, registration, filing, recording, excise, gross receipts or similar taxes, fees or charges imposed by any governmental authority that arise solely out of or in connection with the execution, delivery, or performance of this Agreement or the transfer of the Tax Credits pursuant to Section 6418 of the Code. “Transferee” has the meaning set forth in the preamble. “Transferor” has the meaning given in the preamble. “Treasury Regulations” means the final, temporary, and proposed regulations promulgated by the United States Department of the Treasury under the Code. 1.2 Rules of Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, codes, and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all governmental [***] [***]

4 -Highwater 45Z Tax Credit Purchase Agreement authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document including all appendices, exhibits or schedules thereto as from time to time amended, restated, replaced, supplemented or otherwise modified from time to time as the same may be in effect at any and all times such reference becomes operative; (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws); (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any governmental authority, any other governmental authority that shall have succeeded to any or all functions thereof; (d) the words “herein,” “hereof”, and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (e) all references herein to articles, sections, exhibits and schedules shall be construed to refer to articles, sections, exhibits and schedules to this Agreement. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. ARTICLE 2 TRANSACTION TERMS AND CONDITIONS 2.1 Purchase and Sale of Tax Credits. Subject to the terms and conditions set forth in this Agreement, Transferor hereby agrees to sell, assign, transfer, and convey to Transferee, and Transferee hereby agrees to purchase and receive from Transferor, all of Transferor’s rights, title, and interest in and to, and free and clear of any Liens thereon, one hundred percent (100%) of the Tax Credits in an amount equal to $14,307,388 with paid to Highwater Ethanol which is of the amount of the Tax Credits. The obligation of Transferee to purchase the Tax Credits and pay the Purchase Price to Transferor will be subject to the satisfaction (or waived by Transferee in its sole discretion) of the conditions precedent set forth in this Section 2.1. (a) Transferee has provided RPMG marketing agreement, bills of lading, settlement/setback materials, remittance documentation and the RSM Memorandum Analysis. Transferee shall also receive, a final memo from RSM US LLP, providing among other things that, Transferor is eligible to claim the Tax Credits for the applicable period and transfer the Tax Credits to Transferee pursuant to Code Section 6418, including that Transferor is the owner of the Facility and should be treated as the “eligible taxpayer”, the Tax Credits should constitute “eligible credits”, the Facility should constitute “qualified facility”, under Code Sections 45Z(d), the Tax Credits should constitute the “specified credit portion”, and the Tax Credit amount applicable to the Facility, the transfer of Tax Credits to Transferee should not be subject to the anti-abuse rule of Treasury Regulation Section 1.6418-2. (b) Transferee shall have received true, complete, and correct copies of any updated audited and unaudited financial statements of Transferor. (c) A report prepared by RSM US LLP confirming compliance with the PWA Requirements for the applicable period. [***] [***] [***]

5 -Highwater 45Z Tax Credit Purchase Agreement (d) A bound Tax Credit Policy. (e) Transferor shall have delivered to Transferee a final verified Emissions Rate for the relevant Production Period as prepared by Christianson, PLLP. (f) Each of the representations and warranties made by Transferor in this Agreement is true and correct in all material respects (except if such representation and warranty is already qualified by materiality or a similar materiality qualification, in which case such representation and warranty will be true in all respects) as of the Effective Date. (g) Transferor shall have delivered to Transferee a final report in form and substance reasonably acceptable to Transferee to reflect the final amount of Tax Credits generated by the Facility during the Production Period (a “Production Report”). (h) Transferee shall have received Transferor’s registration as a producer of clean fuel registration under Code Section 4101 as required under Code Section 45Z(f)(1)(A)(i)(I). (i) Transferee shall have received sales contracts and bills of lading evidencing production and sale of the fuel to unrelated parties for qualified use pursuant to Code Section 45Z(a)(4). (j) This Agreement, and the performance by the Parties of their respective obligations hereunder, shall be consistent in all material respects with the Guidance in effect as of the Effective Date. (k) Transferor shall have satisfied all pre-filing registration requirements described under Treasury Regulation Section 1.6418-4(b), including without limitation, delivering to Transferee the registration number registering the transfer of the Tax Credits from Transferor to Transferee in the IRS portal as described in Treasury Regulation 1.6418-4. (l) Transferor and Transferee shall have executed the Transfer Election Statement. (m) Transferor shall have delivered to Transferee a duly executed Form W-9 or certificate in form and substance reasonably satisfactory to Transferee, to establish that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code. (n) Transferor shall have delivered from any financing party with an interest therein, a filed release of Liens or a “No Interest” Letter regarding (i) Transferor’s interest in the Tax Credits transferred pursuant to this Agreement, (ii) the rights of the Parties under the Tax Credit Policy, and (iii) proceeds from the Tax Credit Policy. (o) Transferor shall have delivered to Transferee (i) the organizational documents of Transferor, (ii) a good standing certificate with respect to Transferor dated no earlier than thirty (30) days prior to the Effective Date, and (iii) corporate resolutions (or equivalent) authorizing, among other things, the entry by Transferor into this Agreement and the performance of its obligations hereunder. [***]

6 -Highwater 45Z Tax Credit Purchase Agreement 2.2 Payment of Purchase Price. Transferee will pay the Purchase Price in full in cash on the Effective Date by electronic funds transfer, automated clearinghouse (ACH), or by other mutually agreed upon method, in immediately available funds. All payments made by Transferee to Transferor hereunder shall be paid into a bank account of Transferor as specified by Transferor to Transferee in a flow of funds. 2.3 Taxes. Transferor shall be solely responsible for all Transfer Taxes. Transferor shall file when due all tax returns with respect to any such Transfer Taxes and remit such Transfer Taxes to the appropriate governmental authority; provided, however, that to the extent required by applicable law, Transferee will join in the execution of any such tax returns or other documents relating to such Transfer Taxes. 2.4 Termination. This Agreement may be terminated but subject to Section 6.3, (a) by the mutual written consent of the Parties, or (b) by the non-defaulting Party in the event of a material breach or default by either Party under the terms of this Agreement. ARTICLE 3 REPRESENTATIONS AND WARRANTIES; COVENANTS 3.1 Transferor Representations and Warranties. (a) Transferor Authority, Due Authorization, No Conflicts, Etc. Transferor represents and warrants to Transferee as of the Effective Date: (i) Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite limited liability company power and authority to transfer the Tax Credits as contemplated by this Agreement, and to execute, deliver and perform its obligations under this Agreement. (ii) Transferor has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Transferor of this Agreement and the consummation by Transferor of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action required on the part of Transferor. This Agreement has been duly and validly executed and delivered by Transferor. This Agreement constitutes the legal, valid, and binding agreement of Transferor, enforceable against Transferor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). (iii) Neither the execution, delivery and performance by Transferor of this Agreement, nor the consummation of the transactions by Transferor contemplated hereby will (a) conflict with or result in any breach of any provision of the organizational documents of Transferor; (b) violate or conflict with (or give rise to any right of termination, cancellation or acceleration under) any of the terms, conditions or provisions [***]

7 -Highwater 45Z Tax Credit Purchase Agreement of any contract or other instrument or obligation that Transferor is a party to or by which Transferor is bound, or (c) violate any applicable law or any material license, franchise, permit or other authorization applicable to or affecting Transferor or any of Transferor’s assets. (iv) All consents, approvals and filings then required to be obtained or made by Transferor to execute, deliver, and perform this Agreement have been obtained or made and are in full force and effect. (v) There are no pending or, to the knowledge of Transferor, threatened, disputes, governmental investigations, suits, actions (including non-judicial real or personal property foreclosure actions), arbitrations, legal, administrative or other proceedings of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting Transferor which (a) disputes the enforceability or validity of this Agreement; (b) would reasonably be expected to materially impede the ability of Transferor to consummate the transactions contemplated by this Agreement or perform its obligations hereunder; or (c) would reasonably be expected to materially impede the sale or transfer of the Tax Credits to Transferee in accordance with this Agreement. (vi) No event of bankruptcy has occurred with respect to Transferor and no voluntary or, to the knowledge of Transferor, involuntary actions are pending or threatened against Transferor under the insolvency or bankruptcy laws of the United States or any other jurisdiction. (vii) Transferor is acting for its own account, has made its own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of Transferee in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions, and risks of this Agreement. (b) Transferor Facility and Tax Representations and Warranties. Transferor represents and warrants to Transferee as of the Effective Date: (i) Transferor is a limited liability company classified as a partnership for U.S. federal income tax purposes; (ii) Transferor uses a calendar (December 31) tax year for federal income tax purposes; (iii) Transferor is the sole owner of the Facility for U.S. federal income tax purposes; (iv) Transferor has not made any other elections under the Code that would affect the amount, timing, availability, or transfer of the Tax Credits in a manner inconsistent with this Agreement; (v) No event of condemnation or casualty has occurred with respect to the Facility and no unrepaired casualty to the Facility exists; [***]

8 -Highwater 45Z Tax Credit Purchase Agreement (vi) The Facility generated the Tax Credits in the amount and during the Production Period, as described in this Agreement; (vii) Disregarding the sale and transfer of the Tax Credits, Transferor would be entitled to claim the Tax Credits on its federal income tax return in at least the amount transferred pursuant to this Agreement absent making the election described in Code Section 6418(a); (viii) Transferor has not agreed or elected to transfer the Tax Credits to any other Person, or otherwise disposed of or encumbered the Tax Credits, or any of its right, title or interests in and to the Tax Credits and no third-party has any right, title, or interest therein; (ix) The Tax Credits are “eligible credits” and Transferor is an “eligible taxpayer,” within the meaning of Sections 6418(f) and 6418(a), as applicable, of the Code; (x) None of the Tax Credits have been carried forward or backward from another tax year; (xi) Neither Transferor, nor any Affiliate thereof, is related to Transferee within the meaning of Sections 267(b) or 707(b)(1) of the Code and neither Transferor nor any of direct or indirect member of Transferor is a “tax-exempt entity” or “tax-exempt controlled entity” as those terms are used in Section 168(h) of the Code that has not made (or will not timely make) the election to be treated as taxable under Section 168(h) of the Code; (xii) The Tax Credits arise from and are qualified as the production and sale (within the meaning of Section 45Z(a)(4) of the Code) of “transportation fuel” (within the meaning of Section 45Z(d)(5) of the Code) to an “unrelated person” (within the meaning of Section 45Z(f)(3) of the Code); (xiii) The Facility is a “qualified facility” within the meaning of Section 45Z(d)(4) of the Code and Treasury Regulations Section 1.6418-1(d)(2); (xiv) The transportation fuel, the production and sale of which gives rise to the Tax Credits, is produced in the United States, and Transferor, at the time of such transportation fuel production and sale, is a registered producer of clean fuel under Section 4101 of the Code (which registration has not been suspended or revoked), in each case within the meaning of Section 45Z(f)(1) of the Code; (xv) Neither Transferor nor any of its Affiliates on behalf of Transferor has claimed a tax credit under Sections 45Q or 45V of the Code, or any other federal tax credits, with respect to the Facility; (xvi) The Facility was in compliance with all PWA Requirements for the Production Period; (xvii) Transferor is registered as a producer of clean fuel under Section 4101 of the Code and such registration of the Facility has not been revoked or suspended; and (xviii) The amount of the Tax Credits assigned to Transferee does not exceed the amount of Tax Credits to which Transferor is entitled for the Production Period, [***]

9 -Highwater 45Z Tax Credit Purchase Agreement and no Tax Credits have been allocated, designated, transferred, or intended to be transferred to the Transferee or to any other Person in a manner that would constitute an over-allocation or double-allocation of the Tax Credits. 3.2 Transferee Representations and Warranties. Transferee represents and warrants to Transferor as of the Effective Date: (a) Transferee is duly organized, validly existing and in good standing under the laws of the State of North Dakota and has all requisite corporate power and authority to purchase the Tax Credits as contemplated by this Agreement, and to execute, deliver and perform its obligations under this Agreement; (b) Transferee has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Transferee of this Agreement and the consummation by Transferee of the transactions contemplated hereby have been duly and validly authorized by all necessary company action required on the part of Transferee. This Agreement has been duly and validly executed and delivered by Transferee. This Agreement constitutes the legal, valid, and binding agreement of Transferee, enforceable against Transferee in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law); (c) Neither the execution, delivery, and performance by Transferee of this Agreement, nor the consummation of the transactions by Transferee contemplated hereby will, in any material respect, (i) conflict with or result in any breach of any provision of the organizational documents of Transferee; (ii) violate or conflict with (or give rise to any right of termination, cancellation or acceleration under) any of the terms, conditions or provisions of any contract or other instrument or obligation that Transferee is a party to or by which Transferee is bound; or (iii) violate any applicable law or any material license, franchise, permit or other authorization applicable to or affecting Transferee or any of its assets; (d) All consents, approvals and filings then required to be obtained or made by Transferee to execute, deliver, and perform this Agreement have been obtained or made and are in full force and effect; (e) There are no pending or, to the knowledge of Transferee, threatened, disputes, governmental investigations, suits, actions (including non-judicial real or personal property foreclosure actions), arbitrations, legal, administrative or other proceedings of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting Transferee which (i) disputes the enforceability or validity of this Agreement; (ii) would reasonably be expected to materially impede the ability of Transferee to consummate the transactions contemplated by this Agreement or perform its obligations hereunder; or (iii) would adversely affect the sale or transfer of the Tax Credits to Transferee; (f) No voluntary actions or, to the knowledge of Transferee, involuntary actions are pending or threatened against Transferee under the insolvency or bankruptcy laws of the United States or any other jurisdiction; [***]

10 -Highwater 45Z Tax Credit Purchase Agreement (g) Transferee is not related to Transferor within the meaning of Sections 267(b) or 707(b)(1) of the Code; and (h) Transferee uses a taxable year ending December 31 for U.S. federal income tax purposes. ARTICLE 4 TRANSFEROR COVENANTS 4.1 Further Action. Subject to the terms and conditions of this Agreement, Transferor shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated hereby. Transferor shall furnish or cause to be furnished to Transferee, promptly upon request, such information and assistance (including access to books, accounts and records (including project, financial and accounting records) and any additional documents) relating to the Facility, the Tax Credits or Transferor as is reasonably necessary for: (a) the preparation of any tax return; (b) the response to any audit, investigation, information request or inquiry of any governmental authority; and (c) the prosecution or defense against any claim with respect to taxes or the Tax Credits. 4.2 Claiming of Tax Credits. Transferor shall not (a) claim on its federal income tax return the benefits of the Tax Credits; or (b) take any position for any purpose inconsistent with a sale or transfer of the Tax Credits. Transferor shall include the Transfer Election Statement on its federal income tax return as a transfer to Transferee of the Tax Credits sold to Transferee hereunder. Transferor shall not sell or claim more Tax Credits to which Transferor is entitled for the Production Period and shall not sell the Tax Credits to any other transferee. 4.3 Transfer Election Statement. With respect to the Tax Credits for the Facility, Transferor shall file the Transfer Election Statement no later than the date required by the IRS or Treasury, and applicable law pursuant to Treasury Regulation Section 1.6418-2(b)(5) and any Guidance. 4.4 Notice to Transferee. Transferor shall promptly notify Transferee of any condition or event that limits, restricts, reduces, or disallows the Tax Credits, prevents Transferor from transferring the Tax Credits to Transferee, or prevents Transferor from fulfilling its obligations hereunder. 4.5 Reporting Requirements. Transferor shall (a) comply with all reporting and recordkeeping requirements required by the IRS or Treasury, applicable law, the Guidance and this Agreement; (b) file such forms or elections with respect to the sale and transfer of the Tax Credits to Transferee in the time and manner required by the IRS or Treasury, applicable law and this Agreement; (c) provide the IRS with any additional information or registration the IRS requires under Section 6418(g)(1) of the Code as a condition to, and prior to, any transfer of the Tax Credits for the purpose of preventing duplication, fraud, improper payments or excessive payments; (d) inform Transferee promptly of any information document requests, notices or other formal inquiries about the Tax Credits received by it or any of its Affiliates from the IRS. [***]

11 -Highwater 45Z Tax Credit Purchase Agreement 4.6 Prevailing Wage and Apprenticeship Requirements. The Facility is in compliance with all PWA Requirements, and Transferor shall comply with the PWA Requirements of Section 45Z(f)(6) and (7) of the Code (and all current and future Treasury Regulations promulgated thereunder or under Sections 45(b)(7) and (8) of the Code to the extent such are applicable to the Tax Credits) with respect to any construction, alteration or repair. 4.7 Related Person. Neither Transferor, nor any of Transferor’s Affiliate, shall become a “related person” (within the meaning of Sections 267(b) or 707(b)(1) of the Code) to Transferee for purposes of Section 6418 of the Code. 4.8 IRS Registration. Transferor shall maintain registration of the Facility with the IRS. 4.9 IRS Regulations. Transferor shall (a) establish the Emissions Rate in accordance with the most recent version of the Greenhouse gases, Regulated Emissions, and Energy use in Transportation model (“GREET”) developed by Argonne National Laboratory, or any successor model as may be determined by the Secretary of the U.S. Treasury, (b) ensure its transportation fuel that is giving rise to the Tax Credits has an Emissions Rate, within the meaning of Code section 45Z(b)(1)(B), that is less than or equal to 50 kilograms of CO2e per MMBtu, and (c) comply with all recordkeeping, substantiation, and certification requirements set forth in applicable Guidance or Treasury Regulations with respect to the determination of such Emissions Rate. 4.10 Tax Credit Policy. Transferor shall pay promptly the premium, retention, and all other amounts required to be paid to obtain and maintain the Tax Credit Policy. Transferor shall provide an issued Tax Credit Policy no later than fifteen (15) days after the Effective Date. Transferor agrees that it shall not amend or modify the Tax Credit Policy or any “Relevant Documents” (as defined in the Tax Credit Policy) without the prior written consent of Transferee. Transferor agrees to cooperate with and provide reasonable assistance to Transferee in connection with Transferee’s claim under, enforcement of, or recovery under, the Tax Credit Policy. ARTICLE 5 TRANSFEREE COVENANTS 5.1 Further Action. Subject to the terms and conditions of this Agreement, Transferee shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated hereby. 5.2 Claiming of Tax Credits. Transferee shall not claim any Tax Credits in excess of the Tax Credits. 5.3 Transfer of Tax Credits. Transferee shall not make an election under Section 6418(a) of the Code to transfer to another taxpayer the Tax Credits purchased by Transferee hereunder. [***]

12 -Highwater 45Z Tax Credit Purchase Agreement 5.4 Reporting and Filing Requirements. Transferee shall (a) comply with all reporting requirements required by the IRS or Treasury, applicable law, and this Agreement; (b) file such forms or elections with respect to the sale and transfer of the Tax Credits to Transferee (including filing the Transfer Election Statement with its annual tax return for the year to which the Tax Credits apply) in the time and manner required by the IRS or Treasury, applicable law, and this Agreement; (c) provide the IRS with any additional information or registration the IRS requires under Section 6418(g)(1) of the Code as a condition to, and prior to, any transfer of such Tax Credits for the purpose of preventing duplication, fraud, improper payments or excessive payments; and (d) inform Transferor promptly of any information document requests or other formal inquiries about the Tax Credits received by it or any of its Affiliates from the IRS, including any communications with the IRS regarding an excessive credit transfer within the meaning of Section 6418(g)(2)(C) of the Code, but not including any initial review under the IRS’s Compliance Assurance Process. 5.5 Related Person. Transferee shall not become a “related person” (within the meaning of Sections 267(b) or 707(b)(1) of the Code) to Transferor for purposes of Section 6418 of the Code 5.6 No Inconsistent Position. Transferee shall not take any position for any purpose inconsistent with the sale or transfer of Tax Credits associated with Transferor hereunder or claim an amount of Tax Credits were transferred to it pursuant to this Agreement in excess of the Tax Credits set forth in each Transfer Election Statement. 5.7 Tax Credit Policy. Transferee agrees to cooperate with and provide reasonable assistance to Transferor in connection with Transferor’s claim under, enforcement of, or recovery under, the Tax Credit Policy. ARTICLE 6 INDEMNIFICATION; AUDITS 6.1 Indemnification. Transferor shall indemnify, defend and hold harmless Transferee against . [***] [***]

13 -Highwater 45Z Tax Credit Purchase Agreement 6.2 Indemnification Amount. Transferor’s indemnity obligation with respect to Transferee shall not exceed: . 6.3 Survival. The representations and indemnity obligations made by Transferor shall survive until the date that is sixty (60) days after the expiration of the statute of limitations applicable to the Tax Credits, or Transferee’s federal income tax return for the applicable tax year provided for in Code Section 6501 for the Tax Credits, subject to any extensions. If written notice of a claim for indemnification is given by Transferee to Transferor before the last day of such survival period, then the obligation of Transferor to indemnify for the claim will survive until the claim is finally resolved. 6.4 Audits. (a) In the event that the IRS or other taxing authority initiates an Audit, Transferee or Transferor, as applicable, shall notify the other party promptly, but no later than ten (10) Business Days upon becoming aware of such Audit and provide a reasonably detailed description thereof. Following commencement of an Audit, Transferee and Transferor shall reasonably cooperate to request that the IRS conduct the Audit at the Transferor level. (b) In the event of an Audit at the Transferor level, Transferor shall have the right to control the defense, negotiation and settlement of the Audit that relates to or contemplates an adjustment (or potential adjustment) to any U.S. federal income tax return of Transferor, subject to the terms of this Agreement. Transferor shall (i) act in good faith in conducting the defense of such Audit, (ii) share with Transferee all relevant written correspondence it receives from, and provides to, the applicable taxing authority (with unrelated information redacted), and (iii) otherwise keep Transferee reasonably informed of any developments in such Audit, including by (A) providing Transferee with drafts of all proposed written submissions to the applicable taxing authority (with unrelated information redacted), (B) affording Transferee a reasonable time period to comment on such submissions and (C) incorporating into such submissions all reasonable comments provided by Transferee, provided Transferor shall not be required to delay any submission if doing so would cause Transferor to miss any applicable IRS deadline, and (iv) Transferor shall not consent to any settlement or compromise of such Audit, nor reject a settlement or compromise of such Audit, without first obtaining Transferee’s written consent, which shall not be unreasonably withheld, conditioned or delayed, provided Transferor indemnifies Transferee for any loss concurrently with such settlement or compromise. Transferee shall cooperate with Transferor in a reasonable manner to provide any information or documentation that is reasonably requested by Transferor in connection with its defense of such Audit. [***] [***]

14 -Highwater 45Z Tax Credit Purchase Agreement (c) In the event of an Audit at the Transferee level, Transferee shall have the right to control the defense, negotiation and settlement of any Audit (or portion thereof) that relates to or contemplates an adjustment (or potential adjustment) to the U.S. federal income tax return of Transferee. Transferee shall cooperate with Transferor in a reasonable manner to provide any information or documentation reasonably requested by Transferor in connection with its defense of such Audit. Transferee shall (i) act in good faith in conducting the defense of such Audit, (ii) share with Transferor all relevant written correspondence it receives from, and provides to, the applicable taxing authority (with unrelated information redacted), and (iii) otherwise keep Transferor reasonably informed of any developments in such Audit, including by (A) providing to Transferor drafts of all proposed written submissions to the applicable taxing authority (with unrelated information redacted), (B) allow Transferor a reasonable time period to comment on such submissions and (C) incorporating into such submissions all reasonable comments provided by Transferor, provided Transferee shall not be required to delay any submission if doing so would cause Transferee to miss any applicable IRS deadline, and (iv) Transferee shall not consent to any settlement or compromise of such Audit with the applicable taxing authority, nor reject a settlement or compromise of such Audit proposed by a taxing authority, without first obtaining Transferor’s written consent, which shall not be unreasonably withheld, conditioned or delayed. Transferor shall cooperate with Transferee in a reasonable manner to provide any information or documentation that is reasonably requested by Transferee in connection with its defense of such Audit. 6.5 Exclusive Remedy. Transferee agrees that (a) the provisions of this Article 6 shall be Transferee’s sole and exclusive means of recovery of monetary damages from Transferor in respect of this Agreement, and (b) Transferee will not bring any action or proceeding, or take any other action, against Transferor to recover any monetary damages in excess of those damages provided for by this Article 6. ARTICLE 7 MISCELLANEOUS 7.1 Notices. All notices, requests, demands, offers, and other communications required or permitted to be made under this Agreement will be in writing and will be effective only if delivered: (a) in person; (b) by a nationally recognized delivery service; (c) by United States mail (return receipt requested); or (d) by email, answerback requested. Either Party may change its address or contact person(s) for notices by giving notice of such change consistent with this Section 7.1. (a) If to Transferor, to: Highwater Ethanol, LLC 24500 US Highway 14, P.O. Box 96 Lamberton, MN 56152 Attention: Brian Kletscher Email: Brian.Kletscher@highwaterethanol.com with a copy to (which shall not constitute notice): Barna, Guzy & Steffen, Ltd. [***]

15 -Highwater 45Z Tax Credit Purchase Agreement 200 Coon Rapids Boulevard, Suite 400 Minneapolis, MN 55433 Attention: Bradley Kletscher Email: bkletscher@bgs.com (b) If to Transferee, to: with a copy to (which shall not constitute notice): Winthrop & Weinstine, P.A. 225 South Sixth Street, Suite 3500 Minneapolis, Minnesota 55402 Attention: Amber Peterson Email: apeterson@winthrop.com (c) All notices and other communications given in accordance herewith will be deemed given (i) on the date of delivery, if hand delivered; (ii) on the date of receipt, if emailed, or if such date is not a Business Day, on the next Business Day following the date of receipt provided sender can and does provide evidence of successful transmission; (iii) on the fifth (5th) Business Day after the date of mailing, if mailed by registered or certified mail, return receipt requested; and (iv) on the second (2nd) Business Day after the date of sending, if sent by a nationally recognized overnight courier; provided, that a notice given in accordance with this Section 7.1 but received on any day other than a Business Day or after 5:00 pm on a Business Day in the place of receipt, will be deemed given on the next Business Day in that place. 7.2 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party will assign this Agreement without the prior written consent of the other Party, provided, however, that Transferee may designate an Affiliate as the transferee as defined by Code Section 6418(a) of the Tax Credits without the consent of Transferor, provided further, Transferee may, without Transferor’s consent, assign this Agreement to (a) any Affiliate of Transferee, or (b) any successor entity that holds a majority of the outstanding equity interests of Transferee or purchases all or substantially all of the Transferee’s assets, in each case so long as (i) such assignee assumes in writing all of Transferee’s obligations hereunder, and (ii) such assignment would not adversely affect the transfer of the Tax Credits under Section 6418 of the Code. Any attempted assignment of this Agreement other than in strict accordance with this Section 7.2 will be null and void and of no force or effect. This Agreement will be binding upon and inure solely to the benefit of each Party and their successors and permitted assigns. 7.3 Confidentiality. The existence of this Agreement and all terms hereof, including price and payment terms, are confidential and neither Party may disclose such confidential information to anyone, other than (a) as may be agreed to in writing by the Parties; (b) to any of [***] [***]

16 -Highwater 45Z Tax Credit Purchase Agreement such Parties’ counsel, auditors, accountants, directors, officers and employees and directors, officers and employees of affiliated companies and representatives thereof or their advisors who need to know such information and agree to treat such information confidentially; (c) to the extent required to be disclosed by applicable law or legal process, including, but not limited to, the IRS and other government regulators; or (d) to any actual or potential lender or lenders providing financing to a Party or any of its Affiliates, to any actual or potential investor in a Party or any of its Affiliates or to any other potential acquirer of any direct or indirect ownership interest in a Party or any of its Affiliates or to any advisor providing professional advice to a Party or any of its Affiliates or to any such actual or potential lender, investor or acquirer, in each case who have a need to know such information and agrees to treat such information confidentially. The Parties are entitled to all remedies available at law or in equity, including specific performance, to enforce this provision; provided, however, neither Party will be liable for any damage suffered as a result of the use or disclosure of confidential information made in accordance with the express terms and conditions of this Agreement. This provision will survive for a period of three (3) years following the termination or expiration of this Agreement. 7.4 Counterparts. This Agreement may be executed by facsimile or electronic signature in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. 7.5 Interpretation and Joint Drafting. The Parties expressly agree that this Agreement was jointly drafted and that each had the opportunity to negotiate its terms and to obtain the assistance of counsel in reviewing its terms prior to execution. The language in all parts of this Agreement will be in all cases construed according to its fair meaning and not strictly for or against any of the Parties. In the event any claim is made by any Party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion will be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or counsel for any particular Party. 7.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party. 7.7 Survival Rights. The provisions of this Agreement that by their nature are intended to survive termination or expiration, including but not limited to those relating to confidentiality, indemnification, dispute resolution, and payment obligations, shall survive such termination or expiration and remain in full force and effect to the extent necessary to allow or require either Party to fulfill rights or obligations that arose under this Agreement. 7.8 Amendment, Modification and Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the Party against which enforcement of such amendment or modification is sought. Any failure of a Party to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the Party to be bound thereby, but such waiver or failure to insist [***]

17 -Highwater 45Z Tax Credit Purchase Agreement upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any other failure. 7.9 Right of First Refusal. From the execution of this Agreement through January 31, 2027, Transferor shall give Transferee a right of first refusal on up to $14,000,000 per year of 2026-2029 45Z tax credits, on the same terms as set forth in this Agreement. 7.10 Governing Law; Choice of Forum; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN MINNESOTA. WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO. 7.11 Relationship of Parties. This Agreement does not constitute a joint venture, association, or partnership between the Parties. No express or implied term, provision or condition of this Agreement will create, or will be deemed to create, an agency, joint venture, partnership, or any fiduciary relationship between the Parties. 7.12 Limitation of Interest. Transferee acknowledges for the benefit of Transferor that, under this Agreement, it has no right, title, interest, or claim, and expressly disclaims any, right, title, interest or claim it has or may have in, to or against the Facility (except, for the avoidance of doubt, the Tax Credits). 7.13 Transaction Costs. Transferor shall be responsible for the payment of Transferee’s transaction reasonably documented legal expenses incurred with respect to this Agreement in an amount up to . 7.14 Entire Agreement. This Agreement constitutes the entire agreement of the Parties and supersedes all prior agreements, term sheets, letters of intent and understandings, both written and oral, among the Parties with respect to the subject matter hereof. There are no oral understandings, terms, or conditions and neither Party has relied upon any representation, express or implied, not contained in this Agreement. [Remainder of page intentionally left blank] [Signature pages follow] [***] [***]

-Highwater 45Z Tax Credit Purchase Agreement IN WITNESS WHEREOF, the Parties understand and agree to the terms and conditions of and agree to be bound by this Tax Credit Purchase Agreement executed as of the Effective Date. TRANSFEROR: HIGHWATER ETHANOL, LLC a Minnesota limited liability company By: Name: Brian Kletscher Title: Chief Executive Officer [Signature pages continue] Docusign Envelope ID: 6F9A3647-71E0-848A-83E1-5D27E3F5D2C0 [***]

-Highwater 45Z Tax Credit Purchase Agreement IN WITNESS WHEREOF, the Parties understand and agree to the terms and conditions of and agree to be bound by this Tax Credit Purchase Agreement executed as of the Effective Date. TRANSFEREE: , a North Dakota banking corporation By: Name: Title: Chief Financial Officer [Signatures end] Docusign Envelope ID: 513FF19D-D4DD-8D8E-8178-8F2088E1548A [***] [***] [***] [***]